UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 8, 2025, Salarius Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of May 13, 2025, the record date for the Special Meeting, there were 2,127,286 shares of common stock of the Company (the “Common Stock”) issued and outstanding and entitled to vote on the proposals presented at the Special Meeting, of which 789,213, or 37.10%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of the Company’s Common Stock are entitled to one vote for each share held and cumulative voting is not permitted. The final results of the voting for each matter submitted to a vote of stockholders at the Special Meeting are set forth below:

Proposal No. 1. Reverse Stock Split Proposal

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's Common Stock at a ratio in the range of 1:4 to 1:40, as determined by the Company’s Board of Directors (the “Board”), and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”). The voting on this proposal is set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
561,364	224,901	2,678	-

Proposal No. 2. Nasdaq 20% Issuance Proposal

The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(d), of the issuance of shares of the Company’s Common Stock pursuant to that certain securities purchase agreement, dated December 12, 2024 (the “Purchase Agreement”), by and between the Company and C/M Capital Master Fund, LP, without giving effect to the exchange cap in the Purchase Agreement (the “Nasdaq 20% Issuance Proposal”). The voting on this proposal is set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,631	73,764	1,095	589,723

Proposal No. 3. Adjournment Proposal

The Company’s stockholders approved the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the Reverse Stock Split Proposal and/or the Nasdaq 20% Issuance Proposal. The voting on this proposal is set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
598,521	187,750	2,942	-

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes in favor of the Reverse Stock Split Proposal and the Nasdaq 20% Issuance Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: July 8, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President & Chief Financial Officer